Exhibit 99
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this 15th day of May, 2008, by and between Joseph M. Scaminace (“you”) and OM Group, Inc., a Delaware corporation (the “Company”), effective as of June 1, 2008 (the “Effective Date”).
     WHEREAS, you have been employed as the Company’s Chief Executive Officer since June 13, 2005; and
     WHEREAS, the Company desires to continue to employ you, and you desire to continue to be employed, on the terms and subject to the conditions described in this Agreement;
     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties agree as follows:
     1. Term. The Company agrees to employ you, and you agree to remain in employment with the Company, upon such terms and subject to such conditions as are set forth in this Agreement, from the Effective Date until May 31, 2011, unless your employment is terminated earlier pursuant to Section 6 or Section 7 below (the “Term”). In the event that you or the Company desire to conclude the employment relationship as of the expiration of the Term, you or the Company, as the case may be, shall give written notice to the other party at least 180 days prior to the expiration of the Term that you or the Company, as the case may be, do not wish to negotiate a new employment agreement or to otherwise continue the employment relationship.
     2. Responsibilities. The Company agrees to employ you as and with the titles of Chairman of the Board and Chief Executive Officer of the Company. You will be responsible for the overall management of the Company. You will devote your full business efforts and time to the Company and perform the responsibilities assigned to you in accordance with the standards and policies that the Company may from time to time establish. You shall not render services to any other person or entity without the prior written consent of the Board of Directors of the Company (the “Board”). The foregoing, however, shall not preclude you from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private undertakings that do not interfere or conflict with your responsibilities to the Company. In addition, the Company has notice that you are involved in rendering services, with or without compensation, to and on behalf of Parker Hannifin Corporation, The Boler Company and Cleveland Clinic Foundation, as a member of the Board of Directors or the Board of Trustees of each, which activities the Company hereby authorizes to continue throughout the Term. If your service on the Board of either Parker Hannifin Corporation or The Boler Company concludes prior to the termination of this Agreement, you may render services instead to another corporation upon advance approval by the Company’s Nominating and Governance Committee, which approval will not be unreasonably withheld; provided that you may serve as a member of the Board of Directors of only one publicly traded corporation other than the Company, and one privately held corporation, at any time during the Term. Your participation on the board of any non-profit entity will likewise continue to require the advance approval of the Company’s Nominating and Governance Committee, which approval will not be unreasonably withheld.

     3. Compensation.
     (a) Base Compensation. Your base compensation (“Base Compensation”) for the first year of the Term will be at the annual rate of Nine Hundred Seventeen Thousand Six Hundred Dollars ($917,600.00) per year. Your Base Compensation amount may be reviewed annually and increased at the discretion of the Board or any committee of the Board authorized to take such action. Your Base Compensation will be payable in accordance with the Company’s standard payroll practices and policies for executives and will be subject to statutory deductions and applicable withholdings as required by law or as otherwise permissible under such practices or policies.
     (b) Bonus Compensation. During the Term, on an annual basis, you will be entitled to receive an additional cash payment (less deductions required by law) (“Bonus Compensation”) at the discretion of the Board or any committee of the Board authorized to take such action and in accordance with the Company’s executive bonus plans, programs and policies, including, without limitation, the OM Group, Inc. Bonus Program for Key Executives and Middle Management.
     (c) Incentive Compensation. In addition to the annual cash compensation described in Sections 3(a) and (b) above, the Company may grant to you during calendar year 2008 and in subsequent years as the Board or any committee of the Board authorized to take such action, in its sole discretion, may decide, awards of stock options, restricted stock and/or other equity incentives permitted to be granted under the Company’s 2007 Incentive Compensation Plan, or any successor plan (the “Plan”), subject to the generally applicable terms and conditions of such Plan.
     4. Expenses.
     (a) Business Expenses. Any expenses incurred by you in connection with your duties and responsibilities under this Agreement will be paid or reimbursed by the Company upon submission of any reports and other documentation required in accordance with policies of the Company; provided, however that: (i) the amount of expenses eligible for payment or reimbursement under this Section 4(a) or under Section 8(a)(iii) during one of your taxable years may not affect the expenses eligible for payment or reimbursement in any other taxable year; (ii) the payment or reimbursement of an eligible expense shall be made no later than the last day of your taxable year following the taxable year in which the expense was incurred; and (iii) your right to payment or reimbursement of expenses is not subject to liquidation or exchange for another benefit.
     (b) Perquisites and Personal Business Expenses. You shall be entitled to a lump sum payment each year (for the initial year of the Term, in the amount of $30,000) in lieu of perquisites and personal benefits, consistent with the Company’s practice with respect to perquisites and personal benefits for executive officers. The amount of such payment shall be subject to annual increases, with the approval of the Company’s Compensation Committee. The Company shall be entitled to withhold from amounts payable to you hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely upon the opinion of its independent accountants with regard to any question concerning the amount or requirement of any such withholding.

     5. Benefits.
     (a) In General. During the Term, you will be eligible to participate in the employee benefit plans and executive compensation programs provided to employees of the Company, including but not limited to health and dental insurance plans and 401(k) and profit sharing plan(s), subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any person or committee administering such plan or program. The Company reserves the right to modify, terminate or replace any of these plans, provided that any such modification, termination or replacement applies to the Company employees generally and not merely to you.
     (b) Insurance. During the Term, the Company will pay the premiums on a term life insurance policy and on such group short-term and long-term disability insurance policies as are currently provided to or for the benefit of executives of the Company and their beneficiaries.
     (c) Paid Holidays and Vacation. You will be entitled to twenty (20) days of paid vacation time and five (5) paid personal days per year, and to take paid holidays and sick days as specified by the Company’s policies for all of its employees. Vacation and personal days shall be taken at such time or times in each one-year period of the Term so as not to materially and adversely interfere with the performance of your responsibilities under this Agreement.
     6. Termination of Employment. Except as otherwise set forth in this Agreement, upon the effective date of the termination of your employment with the Company (the “Termination Date”), you will not be eligible for further compensation or benefits under Sections 3, 4 and 5 of this Agreement, other than those that have already accrued. Termination of your employment may occur under any of the following circumstances:
     (a) Expiration of Term. Your employment will terminate as of the end of the Term.
     (b) Termination of Employment by the Company. The Company has the right to terminate your employment at any time, with or without Cause (as defined below), upon sixty (60) days’ prior written notice. For all purposes under this Agreement “Cause” means:
(i)	You commit a felony (other than felonious operation of a motor vehicle);

(ii)	You commit (A) fraud, embezzlement or misappropriation of funds, in each case involving or against the Company or any of its subsidiaries or affiliates, or (B) an act or series of acts of dishonesty in the course of your employment that are materially inimical to the best interests of the Company or a subsidiary of the Company, as determined by action of the Board (taken by a majority of the full number of directors then in office);

(iii)	You continue to violate your obligation under Section 11 not to engage in competitive activities for more than ten (10) days after the Board has, by action of the Board (taken by a majority of the full number of directors then in office), advised you in writing to cease those activities; or

(iv)	Other than as a result of Disability (as defined in Section 6(d) below), you consistently fail to perform your duties and responsibilities as specified from time to time by the Board for thirty (30) consecutive days after the Board has, by action of the Board (taken by a majority of the full number of directors then in office), advised you in writing of that failure.
No action by the Board pursuant to any of paragraphs (i), (ii), (iii) or (iv) above shall be effective to terminate your employment for “Cause” unless, before the vote on that action is taken by the Board, you are first given notice by the Board, in reasonable detail, of the alleged act or acts by you that gave rise to the proposed vote and you are given the opportunity to respond to those allegations at a duly called meeting of the Board at which you may be represented by counsel. In addition, the failure to perform your duties and responsibilities as provided in paragraph (iv) shall constitute “Cause” unless such failure is in good faith and with the reasonable belief that the failure to perform your duties and responsibilities as specified by the Board was in the best interests of the Company. Any act, or failure to act, based upon authority given to you pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be undertaken in good faith and in the best interests of the Company.
     (c) Your Termination of Employment. You have the right to terminate your employment with the Company at any time, with or without Good Reason (as defined below). Before you can terminate your employment for Good Reason, you must give the Company written notice that you intend to resign for Good Reason and of the facts and circumstances that you believe constitute Good Reason. If the Company fails to remedy the facts and circumstances constituting Good Reason within sixty (60) days, your employment will terminate at the end of that sixty (60) day period. “Good Reason” means that within sixty (60) days prior to your notice to the Company:
(i)	Your Base Compensation is reduced from the highest level in effect at any time;

(ii)	You are excluded from full participation in any incentive, option, restricted stock or other compensatory plan that is generally available to executive officers of the Company, provided, however, that your participation does not in any way guarantee payments under any such plan;

(iii)	You determine in good faith that your responsibilities, duties or authorities are materially reduced from that consistent with your positions as Chairman of the Board and Chief Executive Officer (including status, offices, titles and reporting requirements) and the reduction is not cured within thirty (30) days after you provide notice to the Board of your election to terminate your employment based upon that reduction;

(iv)	(A) The Board has adopted, explicitly or implicitly, a strategic plan for the Company without your approval that varies materially from the strategic plan of the Company as that plan existed immediately prior to the sixty (60) day period, and (B) you notify the Board in writing of your disapproval of such strategic plan during such sixty (60) day period, and (C) less than twelve (12) months prior to or contemporaneous with the adoption of such strategic plan, two or more individuals have become directors of the Company by any action other than the approval of at least two-thirds of the directors comprising the Board (either by a specific vote or by approval of a proxy statement of the Company in which each such person is named as a nominee for director, without objection to such nomination), which action may, by way of example and not limitation, be the result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(v)	You cease for any reason (other than death, Disability or voluntary resignation) to be a member of the Board; or

(vi)	The Company has provided notice to you of its determination not to extend the term of the Amended and Restated Change in Control Agreement, dated November 13, 2006 (the “Change in Control Agreement”), unless such determination not to extend is based on your refusal to consent to amendments to the Change in Control Agreement, which amendments are generally applicable to all Company change in control agreements.
If you terminate your employment other than for Good Reason, you will not be entitled to the Severance Payments set forth in Section 8(a) below.
     (d) Death or Disability. Your employment will be deemed to have been terminated by you upon your (i) death or (ii) physical or mental inability to perform your duties under this Agreement, with reasonable accommodation, for more than twenty-six (26) consecutive weeks in any twelve-month period (“Disability”). Termination of your employment will be effective upon the occurrence of such event.
     7. Change in Control. You have entered into the Change in Control Agreement (as defined in Section 6(c) above). If your employment is terminated during the Term as a result of or after a Change in Control (as defined in the Change in Control Agreement), you will be entitled to the payments and benefits set forth in the Change in Control Agreement.
     8. Severance Payments. The provisions of this Section 8 will apply in the event that your employment is terminated, resulting in a “separation from service” with the Company (determined in accordance with Section 409A of the Internal Revenue Code (the “Code”)) during the Term, and the Company has not been involved in an event that resulted in a Change in Control.
     (a) Termination Without Cause or for Good Reason. If during the Term the Company terminates your employment for any reason other than for Cause, you terminate your employment for Good Reason, or your employment is terminated as a result of your death or Disability, you will be entitled to receive all of the payments and benefit coverage described in this Section 8(a) (the “Severance Payments”), reduced only by the amount of applicable taxes and withholdings:
(i)	Your Base Compensation, earned but unpaid, as well as any accrued but unused vacation, which will be payable no later than ten (10) days after the date of termination of your employment pursuant to the Company’s normal payroll practices; and

(ii)	A lump sum equal to two (2) times the sum of:
(A) your annual Base Compensation in effect as of the date of termination of your employment, plus
(B) the average of the Bonus Compensation amounts paid to you for the three (3) immediately preceding years, which lump sum amount will be payable no later than ten (10) days after the expiration of the six (6) month period following the termination of your employment, provided that, in the case of your death, the lump sum amount will be payable to your estate no later than thirty (30) days following the date of your death; and
(iii)	For a period of two (2) years following the date of termination of your employment (the “Continuation Period”), the Company will arrange to provide you, at no cost to you, health benefits substantially similar to those that you were receiving or entitled to receive immediately prior to the date of termination of your employment; provided, however, that (A) the benefits otherwise receivable by you pursuant to this Section 8(a)(iii) will be reduced to the extent comparable benefits are actually received by you from another employer during the Continuation Period, and any such benefits actually received by you shall be reported by you to the Company, and (B) in the event that your employment is terminated as a result of your death, this subsection (iii) shall not apply. If and to the extent that the benefit described in this Section 8(a)(iii) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company, then the Company will itself pay or provide for the payment to you, your dependents and beneficiaries, of such benefit. All payments made pursuant to this Section 8(a)(iii) shall be subject to the provisions of Section 4(a) of this Agreement.
     (b) Termination Resulting from Death or Disability. In the event that your employment terminates a result of death, the Severance Payments will be made to your estate. In the event your employment terminates as a result of Disability, then the payment under Section 8(a)(ii) will be reduced by an amount equal to the present value of any disability benefits to which you are entitled for the two (2) year period following the termination of your employment under a Company-sponsored disability plan or program, with such present value calculated using an annual discount rate equal to the Applicable Federal Rate (Annual, Long-Term) published by the Internal Revenue Service as of the date of termination of your employment.
     (c) No Mitigation. You will not be required to mitigate the amount of any payment contemplated by this Section 8, nor will any such payment be reduced by any earnings that you may receive from any other source, other than as described in Section 8(a)(iii) regarding health insurance coverage and Section 8(b) regarding Disability.

     (d) Requirement of Separation From Service. Notwithstanding any other provision of this Agreement, no payment may be made under this Section 8 unless and until you have undergone a “separation from service” from the Company (determined in accordance with Section 409A of the Code).
     9. Tax Equalization Payment. In addition to the amounts payable under Section 8, the Company shall pay you a tax equalization payment (“Tax Equalization Payment”) in accordance with this Section 9. The Tax Equalization Payment shall be in an amount that when added to the other amounts payable to you under Section 8 will place you in the same after-tax position as if the excise tax penalty of Section 4999 of the Code, or any successor statute of similar import, did not apply to any of the amounts payable under Section 8 including any amounts paid under this Section 9. The amount of this Tax Equalization Payment will be determined by the Company’s independent accountants and shall be remitted on your behalf to the applicable United States federal, state and local tax jurisdictions. Such Tax Equalization Payment will be made by the end of your taxable year next following your taxable year in which you remit the related taxes; provided, however, that the amount of taxes eligible for equalization under this Section 9 during one of your taxable years may not affect the amount of taxes eligible for equalization in any other taxable year and provided further that your right to equalization of such taxes is not subject to liquidation or exchange for any other benefit.
     10. Confidential Information.
     (a) As a consequence of your employment with the Company, you have received and will continue to receive and deal with, Confidential Information (as defined below). You further acknowledge that Confidential Information received or dealt with, and to be received or dealt with, by you is of such a value and nature that the Company will be irreparably damaged if you were to disclose any of the Confidential Information that you have received or dealt with, or will receive or deal with, as a result of your employment with the Company. You acknowledge that all Confidential Information and other information regarding the Company compiled or obtained by you or furnished to you in connection with your employment with the Company is Confidential Information. You agree not to use, disclose, disseminate or publish to any person, firm or entity any Confidential Information at any time during or after the term of this Agreement.
     (b) For purposes of this Agreement, “Confidential Information” is considered to include, without limitation, operating policies and procedures, financial information, sales information, the identity and lists of actual and potential customers with whom the Company has contact, potential target entities of the Company, and any other information relating to the business of the Company, all to the extent that such information is not intended by the Company for dissemination publicly. “Confidential Information” does not include information that: (i) is or later becomes publicly available in a manner wholly unrelated to any breach of this Agreement by you; (ii) was rightfully possessed by you prior to your receipt of such information from the Company, excluding client information and other Confidential Information that you have assigned to the Company; or (iii) is subsequently furnished rightfully to you by a third party not known by you to be under any restriction on use or disclosure of such information.
     (c) You agree that, upon termination of your employment with the Company, you will promptly return to the Company all Confidential Information relating to the Company’s business that you possess or have under your control, whether in written, electronic or other form.
     11. Non-Competition. During the Term and for two (2) years following the date of termination of your employment (the “Restricted Period”), you will not, except with prior written approval of the Board, directly or indirectly, individually or as part of or on behalf of any other person, company, employer or other entity, own, manage, operate, control, be employed by, participate in, work in, advise, consult or contract with, or support in any manner (other than the beneficial ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of any publicly traded corporation) any business that is engaged primarily in the manufacture, processing, purchase, sale, design or distribution of products or materials that are the same as or substantially similar to and serving substantially the same purpose as the products and materials manufactured, processed, sold, designed or distributed by the Company as of the date of termination of your employment; provided, that a product or material will not be deemed to be competitive with that of the Company after such time as the Company ceases to manufacture, process, purchase, sell, design, or distribute such product or material. If, at the time of enforcement of this provision, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under the then-existing circumstances, the parties agree that the maximum period or scope under the circumstances shall be substituted for the period or scope stated herein.
     12. Non-Solicitation. During the Restricted Period, you will not:
     (a) In any manner induce, attempt to induce, or assist others to induce or attempt to induce any employee, agent, representative or other person associated with the Company during his or her employment or engagement to terminate his or her association with the Company, nor in any manner, directly or indirectly, interfere with the relationship between the Company and any of such persons; or
     (b) In any manner induce, attempt to induce or assist others to induce or attempt to induce any person or entity that was a customer of the Company immediately preceding the termination of your employment, to terminate or modify his, her or its association with the Company or do anything, directly or indirectly, to interfere with the customer relationship between the Company and any customers, persons or concerns who dealt with the Company during the Term and had not terminated or materially modified such dealings with the Company at any time prior to the termination of your employment.
     13. Nondisparagement. You agree that, after your employment with the Company has terminated, you will not knowingly make any public statement, written or oral, or take any other action relating to the Company (and its subsidiaries and affiliates) that would disparage or otherwise harm the Company’s (or its subsidiaries’ or affiliates’) business or reputation, or the reputation of any of its employees, shareholders, officers and directors.
     14. Remedies. If you commit a breach, or threaten to commit a breach, of any of the provisions of Section 11, Section 12 or Section 13, the Company will have the right and remedy to have the provisions of this Agreement specifically enforced by any court having jurisdiction pursuant to Section 16(g) below, it being acknowledged and agreed by the parties that any such breach or threatened breach will cause irreparable injury to the Company for which money damages will not provide an adequate remedy. The rights and remedies enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.
     15. Section 409A of the Code. To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A of the Code. To the extent any provision in this Agreement is or will be in violation of Section 409A of the Code, the Agreement shall be amended in such manner as the parties may agree such that the Agreement is or remains in compliance with Section 409A and the intent of the parties is maintained to the maximum extent possible. Reference to Section 409A of the Code will also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     16. Miscellaneous Provisions.
     (a) Notices. Any notice required to be given hereunder shall be deemed to have been given if and when delivered by hand delivery or sent by telecopy, facsimile, electronic mail or other telecommunications device capable of creating a written record (confirmed by registered or certified mail or by overnight courier) or sent by United States certified mail, return receipt requested, with proper postage prepaid, addressed as follows, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor:
     If to the Company, to:
OM Group, Inc.
1500 Key Tower
127 Public Square
Cleveland, Ohio 44114
Attention: General Counsel
     If to you, to:
Joseph M. Scaminace
32965 Brighton Park Blvd.
Solon, Ohio 44139
     (b) Amendments. This Agreement may be amended or modified only in a writing executed by both of the parties hereto.
     (c) Assignment. This Agreement is intended to bind and inure to the benefit of and be enforceable by you, the Company and its respective successors and assigns; provided, however, that this Agreement is for personal services to be provided by you and may not be assigned or transferred by you to, or your obligations performed by, any other party. This Agreement and the rights and obligations hereunder may be assigned by the Company (by operation of law or otherwise) to any successor of the Company that acquires all or substantially all of the assets and business of the Company.

     (d) Waivers. The failure of either party at any time or from time to time to require performance of any of the other party’s obligations under this Agreement will in no manner affect such party’s rights to enforce any provision of this Agreement at a subsequent time, and the waiver by either party of any right arising out of any breach will not be construed as a waiver of any right hereunder or any right arising out of any subsequent breach.
     (e) Entire Agreement. This Agreement, the Change in Control Agreement, and the other agreements, plans and programs of the Company referenced herein contain the entire agreement between the parties hereto regarding the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions (whether oral or written) between the parties with respect to such subject matter.
     (f) Headings. The section and paragraph headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.
     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of law principles.
     (h) Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and to you, your heirs, executors, representatives and successors.
     (i) Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the legality, validity or enforceability of all other provisions of this Agreement. The parties hereto further agree that any such unenforceable provision or restriction shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be overly broad or unenforceable, such court is hereby empowered and authorized to limit such restriction so that it is enforceable to the fullest extent permissible under applicable law.
     (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute one and the same instrument.
     (k) Costs and Expenses. The Company will pay all costs and expenses incurred by the Company and by you in connection with the negotiation and preparation of this Agreement. If any action or proceeding is brought by you to enforce payment under this Agreement, then, so long as you are the prevailing party in any such action, you shall be entitled to recover from the Company reasonable attorneys’ fees and other costs incurred therein.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its authorized officer, as of the day and year set forth under their signatures below.

OM GROUP, INC.

By:	/s/ Valerie Gentile Sachs

Name: Valerie Gentile Sachs
Title: Vice President, General Counsel & Secretary

Date:	May 15, 2008

/s/ Joseph M. Scaminace

Joseph M. Scaminace

Date:	May 15, 2008